                                  EXHIBIT 99.1
                                  ------------







                                     American Business Financial Services, Inc.

                                     36 Month Term / 8.33% Annual Yield*
[PICTURE OMITTED]
                                     PXXXXXX

                                     John A. Sample
                                     123 W. Main Street
                                     Anytown, AL  19004-3128



Dear Investor,

      Like many people today, you may be searching for an investment opportunity that provides some much-needed stability to your portfolio. With the equity markets reeling, now may be the time to consider adding a fixed-rate, fixed-term investment to your mix.

      You may want to consider American Business Financial Services, Inc.'s
(ABFS) Investment Note program as you navigate these difficult times. ABFS offers Investment Notes of various rates and terms, including our 36-month Investment Note yielding 8.33%*. An ABFS Investment Note also offers the following advantages:

      o  No fees or commission paid by the investor.
      o  Wide choice of terms.
      o  Fixed interest rate for the entire term of investment.
      o Interest paid monthly, quarterly, semi-annually, annually or at maturity.
      o  Available for IRAs.

      To invest, please read the Prospectus dated _______________, delivered in conjunction with the Rate Supplement dated XXX XX, 2003. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes. Then, complete, sign and mail back the Investor Order Form, along with your check made payable to American Business Financial Services, Inc., in the enclosed postage-paid envelope.

      If you have any questions, please feel free to call us toll-free at 1-800-776-4001. Thank you!



Sincerely,

Jerry Rappaport                                 Ray Bucceroni
----------------------                          -------------------------
Jerry Rappaport                                 Ray Bucceroni
Senior Vice President                           Senior Vice President


*Interest rate is compounded daily based on a 365-day year. The effective annual yield assumes all interest is invested for 365 days. Rates offered are available from XXX XX, 2003 through XXX XX, 2003. You may obtain an additional copy of the Prospectus, dated __________________, free of charge from American Business Financial Services, Inc. by calling 1-800-776-4001.

Investment Notes represent obligations of ABFS, and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

A B F S
AMERICAN BUSINESS FINANCIAL SERVICES


36 Month Term / Yield 9.41% annually*

PXXXXXX

John A. Sample
123 W. Main Street
Anytown, AL  19004-3128



Dear Investor,

      Enclosed please find a new rate supplement which includes some important information regarding American Business Financial Services, Inc., which you should carefully review before you determine whether to purchase an Investment Note.

      To invest, please read the Prospectus dated ______________, delivered in conjunction with the Rate Supplement dated ______________ for rates effective _____________. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes. Then, complete, sign and mail back the Investor Order Form, along with your check made payable to American Business Financial Services, Inc., in the enclosed postage-paid envelope.

      If you have any questions, please feel free to call us toll-free at 1-800-776-4001. Thank you!



Sincerely,



Jerry Rappaport                                      Ray Bucceroni
------------------------                             -------------------------
Jerry Rappaport                                      Ray Bucceroni
Senior Vice President                                Senior Vice President



*Interest rate is compounded daily based on a 365-day year. The effective annual yield assumes all interest is invested for 365 days. Rates offered are available from ____________ through _______________. You may obtain an additional copy of the Prospectus, dated ___________________, free of charge from American Business Financial Services, Inc. by calling 1-800-776-4001.

Investment Notes represent obligations of ABFS, and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

                   American Business Financial Services, Inc.


                             |-----------------------------------------------|
                             |   American Business Financial Services, Inc.  |
                             |                                               |
                             |[logo]         INVESTMENT NOTES         [logo] |
                             |                                               |
                             |         1.00%      BONUS       1.00%          |
                             |                                               |
                             |                                               |
                             | [logo]  Offer Expires October 31, 2003 [logo] |
                             |-----------------------------------------------|



XXXXXXXXX

Mr. John Doe
123 Anystreet
Anytown, USA 01234



Dear Investor,

      Enclosed please find a new rate supplement which in addition to our current rates includes on the reverse side some important information regarding American Business Financial Services, Inc., which you should carefully review before you determine whether to purchase an Investment Note.

      To invest, please read the Prospectus dated _______________, delivered in conjunction with the Rate Supplement dated _____________. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes. Then, complete, sign and mail back the Investor Order Form, along with your check made payable to American Business Financial Services, Inc., in the enclosed postage-paid envelope.

      If you have any questions, please feel free to call us toll-free at 1-800-776-4001. Thank you!



Sincerely,



Jerry Rappaport                                      Ray Bucceroni
------------------------                             -------------------------
Jerry Rappaport                                      Ray Bucceroni
Senior Vice President                                Senior Vice President


P.S. Enclosed you will find a bonus coupon which highlights the bonus interst rates offered by our current Rate Supplement. If you decide to invest, you do not need to return the bonus coupon to receive one of the bonus rates. You will automatically receive the bonus rate which is listed for the investment term you choose. Likewise, returning the bonus coupon will not increase the interest rate available on any investment beyond the bonus rate already offered by the Rate Supplement.

Interest rate is compounded daily based on a 365-day year. The effective annual yield assumes all interest is invested for 365 days. Rates offered are available from ______________ through ________________. You may obtain an additional copy of the Prospectus, dated _______________, free of charge from American Business Financial Services, Inc. by calling 1-800-776-4001.

Investment Notes represent obligations of ABFS, and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

 [PICTURE OMITTED]   American Business Financial Services, Inc.

                     Consider one of our commission-free, fee-free, 36 month investment notes that yield 8.33% annually.*

                                             PXXXXXX

                                             John A. Sample
                                             123 W. Main Street
                                             Anytown, AL  19004-3128


Dear Investor,

      Diversity and balance...sounds incongruous...but when it comes to your investment portfolio, these two words may be the key to your success. In today's turbulent economy, many financial advisors recommend diversifying your investments as a means to achieve the balance needed to navigate through the vagaries of the markets.

      If you're looking to diversify your portfolio with a fixed investment to give it balance, you may want to consider American Business Financial Services, Inc.'s (ABFS) Investment Notes Program. ABFS is currently offering a 36-term Investment Note, yielding 8.33%*, in addition to a wide range of other rates and terms to suit your investment objectives. An ABFS Investment Note also offers the following advantages:

      o  No fees or commission paid by the investor.
      o  Wide choice of terms.
      o  Fixed interest rate for the entire term of investment.
      o Interest paid monthly, quarterly, semi-annually, annually or at maturity.
      o  Available for IRAs.

      To invest, please read the Prospectus dated _______________, delivered in conjunction with the Rate Supplement dated ___________. See "Risk Factors" in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes. Then, complete, sign and mail back the Investor Order Form, along with your check made payable to American Business Financial Services, Inc., in the enclosed postage-paid envelope.

      If you have any questions, please feel free to call us toll-free at 1-800-776-4001. Thank you!

Sincerely,



Jerry Rappaport                                      Ray Bucceroni
------------------------                             -------------------------
Jerry Rappaport                                      Ray Bucceroni
Senior Vice President                                Senior Vice President


*Interest rate is compounded daily based on a 365-day year. The effective annual yield assumes all interest is invested for 365 days. Rates offered are available from _____, 2003 through ______, 2003. You may obtain an additional copy of the Prospectus, dated ______________________, free of charge from American Business Financial Services, Inc. by calling 1-800-776-4001.

Investment Notes represent obligations of ABFS, and are not certificates of deposit or insured or guaranteed by the FDIC or any other governmental agency.

                   American Business Financial Services, Inc.

                              Investor Order Form

         (Please place completed form in the enclosed prepaid envelope)

--------------------------------------------------------------------------------
Investor: Please indicate your investment order below (Fill in all terms and amounts).
--------------------------------------------------------------------------------
Investment Notes
--------------------------------------------------------------------------------

Please enclose a check for the purchase of an American Business Financial Services, Inc. Investment Note(s). ($1,000 minimum per note)
Indicate the amount you wish to invest for each term selected below:

Term                     Amount $
--------------------------------------------------------------------------------
Term                     Amount $
--------------------------------------------------------------------------------
Term                     Amount $
--------------------------------------------------------------------------------
Term                     Amount $
--------------------------------------------------------------------------------

TOTAL amount of INVESTMENT NOTE(s) purchase: $____________________

Rates established at the date of purchase and set forth in the current Prospectus and Rate Supplement are fixed until maturity.

Please check one of the following interest payment options:

[ ] Compound interest daily and pay at maturity.

[ ] Compound interest daily and pay interest:
   (Available on maturities of 12 months or longer)

   [ ] Monthly  [ ] Quarterly   [ ] Semi-Annually  [ ] Annually

   Select method of interest payment:

   [ ] By Automatic Transfer to Investor's Bank (If this option is chosen, investor must attach voided check for account selected to receive transfer.)

   [ ] Transfer to ABFS Money Market Investment Notes.
       Account Number:__________________________________

   [ ] By Check

(If no interest option is checked, interest will be compounded daily and paid at maturity).


Money Market Notes (Currently not available)
================================================================================
Please enclose a check for the purchase of an American Business Financial Services, Inc. Investment Money Market Note(s). Initial Rate is established at the date of purchase as set forth in the current Prospectus and Rate Supplement and is subject to change. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below 4% per year.

TOTAL amount of MONEY MARKET NOTE(s) purchase: $_______________ (Minimum $1,000)
================================================================================
These Notes are not certificates of deposit or other obligations of or guaranteed by a depository institution. The payment of principal and interest on the Notes is not insured or guaranteed by the FDIC or any other governmental agency.

--------------------------------------------------------------------------------
Investor: Please print all information below to complete your order.
--------------------------------------------------------------------------------

Registration Information
--------------------------------------------------------------------------------
Registered Owner                                           SSN/EIN
--------------------------------------------------------------------------------
Joint Owner (If applicable)                                SSN
--------------------------------------------------------------------------------
Street Address                                             Date of Birth
--------------------------------------------------------------------------------
City                                                       State           Zip
--------------------------------------------------------------------------------
E-mail Address                                             Telephone (        )
--------------------------------------------------------------------------------
Beneficiary Name (If applicable)                           Beneficiary SSN
--------------------------------------------------------------------------------
Custodian's Name (Only one allowed by Law)
--------------------------------------------------------------------------------
Minor's Name*                                              Minor's SSN
--------------------------------------------------------------------------------
*Under the Uniform Transfers to Minors Act

Signature Verification
================================================================================
Under penalties of perjury, I certify that:

1.    The social security number shown on this form is correct.

2. I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. (Only cross out subpart (2) if you are subject to backup withholding.)

3.    I am a bona fide resident of the state listed above.

4.    I have received a copy of the Prospectus dated ______________.



Signature of Registered Owner                               Date
--------------------------------------------------------------------------------
Joint Signature (If Applicable)                             Date
--------------------------------------------------------------------------------

Payment Instructions
================================================================================
Please make checks payable to: American Business Financial Services, Inc.
P.O. Box 11716 o Philadelphia, PA 19101-9928

This application is neither an offer to sell nor an offer to buy Subordinated Investment Notes. Such an offer can only be made by Prospectus accompanied by a Rate Supplement.